Exhibit 10.2
Amendment to Nonqualified Stock Option Agreements
(Non-Continuing Directors)
     The undersigned person (the “Optionee”) and Basic Energy Services, Inc., a Delaware corporation (formerly named BES Holding Co.) (the “Company”), hereby agree as follows effective as of May 28, 2008:
     WHEREAS, the undersigned Optionee and the Company are parties to one or more Nonqualified Stock Option Agreements or other option grant agreements (the “Option Agreements”), which provide among other things certain provisions relating to a Change of Control as defined in the Company’s Third Amended and Restated 2003 Incentive Plan (the “Plan”); and
     WHEREAS, the Company has entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) dated April 20, 2008, by and among the Company, Grey Wolf, Inc. a Texas corporation (“Grey Wolf”), and Horsepower Holdings, Inc., a Delaware corporation owned equally by the Company and Grey Wolf (“Holdings”), pursuant to which the Company and Grey Wolf will merge with and into Holdings, with Holdings continuing as the surviving corporation in each merger (such transactions being referred to as the “Mergers”); and
     WHEREAS, in connection with, and assuming the consummation of, the Mergers, the Optionee will not continue to serve as a member of the board of directors of Holdings (a “Non-Continuing Director”); and
     WHEREAS, Section 5.17 of the Merger Agreement provides, and the Compensation Committee of the board of directors of the Company further determined on April 20, 2008, that the consummation of the Mergers will constitute a “Change in Control” or “Change of Control” of the Company under awards granted under the Plan; and
     WHEREAS, Section 8(d) of the Option Agreements provides for the expiration of Options following certain events of termination from the board of directors of the Company; and
     WHEREAS, in connection with the Mergers, the Optionee has entered into a Lock-Up Agreement (the “Lock-Up Agreement”) whereby the Optionee has agreed not to dispose of shares of Holdings received in connection with the Mergers for a period beginning on the Closing Date (as defined in the Merger Agreement) and ending 60 days after the Closing Date; and
     WHEREAS, in light of, and as partial consideration for, the Optionee entering into the Lock-Up Agreement, the Company and the Optionee each desire to amend each of the Option Agreements for the purpose of extending the expiration dates set forth in Section 8(d) of the Option Agreements.

     NOW, THEREFORE, the undersigned parties hereby agree as follows:
     1. Section 8(d) of each of the Optionee’s Option Agreements, which currently provides:
     “Other Involuntary Termination or Voluntary Termination. If Optionee’s Board membership is terminated for any reason other than for Cause, voluntary termination, resignation after a one-year term, death or Disability, then (i) the non-vested portion of the Option shall immediately expire on the termination date and (ii) the vested portion of the Option shall expire to the extent not exercised within 90 calendar days after such termination date. In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 90 calendar days after the termination of Board membership date.”
shall be, and hereby is, amended in its entirety as follows:
     Other Involuntary Termination or Voluntary Termination. If Optionee’s Board membership is terminated for any reason other than for Cause, voluntary termination, resignation after a one-year term, death or Disability, then (i) the non-vested portion of the Option shall immediately expire on the termination date and (ii) the vested portion of the Option shall expire to the extent not exercised within the later of (a) 90 calendar days after such termination date and (b) 150 calendar days after the Closing Date (as defined in the Agreement and Plan of Merger (as such agreement may be amended, the “Merger Agreement”) dated April 20, 2008, by and among the Company, Grey Wolf, Inc. a Texas corporation and Horsepower Holdings, Inc., a Delaware corporation). In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) the later of (a) 90 calendar days after the termination of Board membership date and (b) 150 calendar days after the Closing Date (as defined in the Merger Agreement).
[Signature Page Follows.]

     In witness whereof, the undersigned parties have executed this Amendment effective as of the date first set forth above.

OPTIONEE	BASIC ENERGY SERVICES, INC.

By:

Name:	Name:

Title: